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                      INTERNATIONAL DISTRIBUTION AGREEMENT          EXHIBIT 10.1
                                     BETWEEN
                 BEIJING ELAWCHINA NETWORK TECHNOLOGY CO., LTD.
                                       AND
                               ELAWCHINA.COM, INC.

THIS AGREEMENT is entered into by and between Beijing Elawchina Network Technology Co., Ltd., a Chinese Corporation with offices at Changwaxi Road 8, Haidaid District, Beiling, China ("Company"), and elawchina.com, Inc., a BVI Corporation, with offices at 2nd Floor, 116 Main Street, P.O. Box 3342 Road Town, Tortola British Virgin Islands ("Distributor").

WHEREAS, Company has developed a legal educational and consulting information network in the Chinese language and intends to market and sell all non-Chinese translations of the content of said legal education and consulting network (the Product); and

WHEREAS, Distributor has represented that it has the ability to sell, market, and distribute the Product in all countries of the world outside China (the Territory);

WHEREAS, Company is desirous to appoint Distributor as its exclusive distributor to sell, market, and distribute the Product in the Territory, and Distributor desires to accept such appointment; and

WHEREAS, both Company and Distributor have agreed to the terms and conditions under which Distributor shall provide such services.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1. APPOINTMENT OF INTERNATIONAL DISTRIBUTOR

         A. Company hereby appoints Distributor, for the Term of this Agreement, as its exclusive distributor, for the sale and distribution of the Product in all markets and channels of distribution in the Territory. The appointment shall include, but not be limited to, a license under all of Company's patents, trademarks, service marks, logos, and copyrights and any applications therefore with respect to the Product and in which Company has rights.

         B. Distributor shall have the right to appoint local Subdistributors and Sales Representatives in the countries of the Territory to effect the sale and distribution of the Product. Such Subdistributors and Sales Representatives shall be selected by Distributor and shall be reasonably acceptable to Company. Moreover, Distributor shall guarantee the performance and obligations of all such Subdistributors and Sales Representatives.

         C. It is expressly understood and agreed that Company hereby retains all rights not expressly granted hereunder.



DISTRIBUTOR AGREEMENT                  1                          MARCH 14, 2000
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2. TERM

         A. This Agreement shall be effective as of the date of execution by both parties and shall extend for the 30 years (the Term).

         B. This Agreement shall automatically renew for successive five-year Extended Terms unless Company or Distributor shall state in writing to the other party 30 days prior to the end of each Term its intent not to renew.

3. RECORD INSPECTION AND AUDIT

         A. Company shall have the right, upon reasonable notice, to inspect Distributor's books and records and all other documents and material in Distributor's possession or control with respect to the subject matter of this Agreement. In addition, Distributor shall contractually obligate its Subdistributors and Sales Representatives to agree to make their books and records available to Company for inspection. Company shall have free and full access thereto for such purposes and may make copies thereof.

         B. All books and records relative to Distributor's obligations hereunder shall be maintained and made accessible to Company for inspection for at least seven years after termination of this Agreement.

4. WARRANTIES AND OBLIGATIONS

         A. Company represents and warrants that it has the right and power to enter into the subject Agreement and that there are no other agreements with any other party in conflict with such grant.

         B. Company further represents and warrants that it has no actual knowledge that the Product infringes any valid rights of any third party.

         C. Distributor represents and warrants that it will use its best efforts to promote, market, advertise, sell and distribute the Product in the Territories and that its Subdistributors and Sales Representatives will use their best efforts to promote, market, advertise, sell, and distribute the Product in their respective territories. Distributor and its Subdistributors and Sales Representatives shall be solely responsible for the sale and distribution of the Product and will bear all costs associated therewith.

5.  PRODUCT MARKINGS

         A. Distributor and its Subdistributors and Sales Representatives shall fully comply with the marking provisions of the intellectual property laws of the applicable countries in the Territory.

         B. In the event that Distributor or any of its Subdistributors or Sales Representatives utilize any trademark, service mark, or other mark or logo of Company, or to which Company has rights, title, or interest and that Company has licensed the use of hereunder to Distributor with respect to promotional, packaging, and advertising material, such use shall include all appropriate legal notices as required by Company.



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6. INCENTIVES

Four times each calendar year during the Term of this Agreement, Company shall calculate sales by territory, product, and distributor/Subdistributor and, in its unfettered discretion, may award a distributor and/or its salesperson(s) with gifts or other incentives of Company's selection.

7. ROYALTIES

Commencing on 28 April, 2000 Company shall be paid, on a Quarterly basis, a royalty of One Million two hundred fifty thousand ($1,250,000.00) USD for a total period of four quarters, in addition to Twenty-five (25)% of gross revenues of sales made by Distributor and Subdistributors].

10. OPTION

         A. Subject to Section 13, Distributor shall have an exclusive option, exercisable upon 30 days written notice to purchase 100% of the equity of Company.

         B. The cost to Distributor to exercise such option shall be Ten thousand ($10,000.00) USD.

8. NOTICES

Any notice required to be given pursuant to this Agreement shall be in writing in the English language and mailed by certified or registered mail, return receipt requested, or delivered by a national overnight express service.

9. INTELLECTUAL PROPERTY RIGHTS

         A. Company shall retain all rights, title, and interest in the original Product and to any modifications or improvements made thereto. Distributor will not obtain any rights in the Product as a result of its responsibilities hereunder. The parties agree to execute any documents reasonably requested by the other party to effect any of the above provisions.

         B. Distributor acknowledges Company's exclusive rights in the Product and that the Product is unique and original to Company and that Company is the owner thereof. Unless otherwise permitted by law, neither Distributor nor any of its Subdistributors or Sales Representatives shall, at any time during or after the effective Term of the Agreement, dispute or contest, directly or indirectly, Company's exclusive right and title to the Product or the validity thereof.

         C. Neither Distributor nor any of its Subdistributors or Sales Representatives shall have any right to duplicate, translate, decompile, reverse engineer, or adapt the Product without Company's prior written consent, nor shall they attempt to develop any products that contain the "look and feel" of any of the Product.

10. PRODUCT WARRANTY

         A. The warranty with respect to the Product is as described in the warranty agreement provided with each Product. This is the only warranty offered by Company. Company does not warrant that the Product will meet the requirements of any end user.



DISTRIBUTOR AGREEMENT                  3                          MARCH 14, 2000
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         B. Company does not extend to Distributor or any of its Subdistributors or Sales Representatives any additional warranties, express or implied, and Distributor and its Subdistributors and Sales Representatives waive any and all claims to damages.

         C. Upon receipt of any warranty claim that is made in a timely and prompt fashion, Company shall make reasonable efforts to correct any significant reproducible error in the Product, provided such error relates to the proper functioning of the Product and has not been caused by negligence on the part of Distributor or its Subdistributors or Sales Representatives or any third party, computer malfunction, or other causes external to the Product. Company's liability is limited to replacement of Product.

         D. THE WARRANTIES CONTAINED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL COMPANY BE LIABLE FOR DAMAGES, DIRECT OR INDIRECT, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY DISTRIBUTOR, SUBDISTRIBUTOR, SALES REPRESENTATIVE, RETAILER, END USER, OR OTHER THIRD PARTY ARISING FROM BREACH OF WARRANTY OR BREACH OF CONTRACT, NEGLIGENCE, OR ANY OTHER LEGAL GROUND OF ACTION.

         E. Distributor shall be liable for any representations or warranties made by it or its Subdistributors or Sales Representatives without the approval of Company in its advertising, brochures, manuals, or by its agents, employees, or representatives, whether in writing or orally with respect to each Product.

11. CONFIDENTIALITY

         A. It is recognized that during the course of its work with Company, Distributor or its Subdistributors or Sales Representatives may have occasion to conceive, create, develop, review, or receive information that is considered by Company to be confidential or proprietary including information relating to the Product, including inventions, patent, trademark and copyright applications, improvements, know-how, specifications, drawings, cost data, process flow diagrams, customer and supplier lists, bills, ideas, and/or any other written material referring to same (the Confidential Information). Both during the Term of this Agreement and thereafter, Distributor agrees to maintain in confidence such Confidential Information unless or until:

         1. It shall have been made public by an act or omission of a party other than itself;

         2. Distributor receives such Confidential Information from an unrelated third party on a nonconfidential basis; or

         3. The passage of one (1) year from the date of the disclosure of such Confidential Information to Distributor, whichever shall first occur.

         B. Distributor further agrees to use all reasonable precautions to ensure that all such Confidential Information is properly protected and kept from unauthorized persons or disclosure.



DISTRIBUTOR AGREEMENT                  4                          MARCH 14, 2000
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         C. If requested by Company, Distributor agrees to promptly return to
Company all materials, writings, equipment, models, mechanisms, and the like obtained from or through Company including, but not limited to, all Confidential Information, all of which Distributor recognizes is the sole and exclusive property of Company.

         D. Distributor agrees that it will not, without first obtaining the prior written permission of Company do any of the following:

         1. Directly or indirectly utilize such Confidential Information in its own business;

         2. Manufacture and/or sell any product that is based in whole or in part on such Confidential Information; or

         3.       Disclose such Confidential Information to any third party.

         E. Distributor shall have each of its Subdistributors and Sales Representatives agree to be bound by the provisions of this paragraph.

12. COMPLIANCE WITH LOCAL LAWS

         A. Distributor and its Subdistributors and Sales Representatives shall ensure compliance with all applicable laws and regulations in each country in the Territory.

         B. Distributor and its Subdistributors and Sales Representatives shall cooperate promptly with Company to assist Company in complying with all laws of each country in the Territory, including but not limited to, all laws and regulations relating to the control of exports or the transfer of technology.

13.  GOVERNMENT APPROVAL

         A. Where necessary, Distributor and its Subdistributors and Sales Representatives shall be required to obtain all governmental approvals required to fulfill its obligations under this Agreement. Such undertaking shall be at Distributor's sole expense.

         B. If approval by any governmental entity in any country in the Territory is required before this Agreement is enforceable by Company, then such government approval is a condition precedent to the validity of this Agreement. It is expressly understood and agreed that Company shall have no obligations under this Agreement until such governmental approval has been obtained and evidence of such approval has been received by Company.

         C. In the event that any governmental entity requires material changes to be made to the terms of this Agreement or the relationship between the parties, either party may terminate this Agreement upon ten (10) days written notice.

14.  NONCOMPETITION

During the term of this Agreement, neither Distributor nor any of its Subdistributors or Sales Representatives shall serve as distributor or marketing or sales representative in connection with any product that is directly or indirectly competitive with the product or products that Distributor



DISTRIBUTOR AGREEMENT                  5                          MARCH 14, 2000
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is distributing, promoting, or selling on behalf of Company without first obtaining Company's written consent.

15.  TERMINATION

The following termination rights are in addition to the termination rights that may be provided elsewhere in the Agreement.

         A. Immediate Right of Termination. Company shall have the right to immediately terminate this Agreement by giving written notice to Distributor in the event that Distributor does any of the following:

         1. Files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or makes an assignment for the benefit of creditors, or an arrangement pursuant to any bankruptcy law, or if Distributor discontinues or dissolves its business, or if a receiver is appointed for Distributor or for Distributor's business and such receiver is not discharged within one hundred and eighty (180) days;

         2. Makes any change in the current management of Distributor, which in their opinion threatens to damage the reputation of Company, or the Product; or

         3. Engages in any illegal, unfair, or deceptive business practices or unethical conduct whatsoever, whether or not related to the Product.

         B. Right to Terminate Upon Notice. Either party may terminate this Agreement on thirty (30) days' written notice to the other party in the event of a breach of any provision of this Agreement by the other party, provided that, during the thirty-day period, the breaching party fails to cure such breach.

16. POSTTERMINATION RIGHTS

         A. Not less than ten (10) days prior to the expiration of this Agreement or immediately upon termination thereof, Distributor and its Subdistributors and Sales Representatives shall provide Company with a complete schedule of all inventory of Product then on hand (the Inventory).

         B. Upon expiration or termination of this Agreement, except for reason of a breach of Distributor's duty to comply with applicable laws, legal notice/marking requirements, Distributor and its Subdistributors and Sales Representatives shall, thereafter, cease the sale or distribution of the Product. Company shall have the option of purchasing any of the existing Inventory of Product then on hand as of the date of expiration or termination of the Agreement.

         C. Upon the expiration or termination of this Agreement, all rights granted to Distributor under this Agreement shall forthwith terminate and immediately revert to Company and Distributor and its Subdistributors and Sales Representatives shall discontinue all use of the Product and the like.



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         D. Upon expiration or termination of this Agreement, Company may require that Distributor and its Subdistributors and Sales Representatives transmit to Company, at no cost, all material relating to the Product.

         E. It is understood and agreed that termination or expiration of this Agreement shall not extinguish any of Distributor's obligations under this Agreement that by their terms continue after the date of termination or expiration.

17. INFRINGEMENTS

         A. Distributor agrees to notify Company promptly in the event Distributor and its Subdistributors and Sales Representatives become aware of any infringements of the Product. Company shall have the right, in its sole discretion, to prosecute lawsuits against third parties for infringement of Company's rights in the Product. All costs and expenses associated with such lawsuits shall be borne by Company, which shall be entitled to any recovery received less damages to Distributor,as a result thereof, whether by adjudication or settlement.

         B. Distributor and its Subdistributors and Sales Representatives agree to fully cooperate with Company and its representatives in the prosecution of any such suit. Company shall reimburse Distributor for the expenses incurred as a result of such cooperation.

18. INDEMNITY

         A. Distributor agrees to defend, indemnify, and hold Company, and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Company based on Distributor's breach of any representations or warranties contained herein or as a result of any of Distributor's actions or inactions.

         B. Company agrees to defend, indemnify, and hold Distributor, and its officers, directors, agents, and employees, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Distributor based on Company's breach of any representations or warranties contained herein or as a result of any of Company's actions or inactions.

19. INDEPENDENT CONTRACTOR

Distributor's performance of its duties and obligations under this Agreement and the performance of its Subdistributors and Sales Representatives are in a capacity as an independent contractor. Accordingly, nothing contained in this Agreement shall be construed as establishing an employer/employee, a partnership, agency, brokerage, or a joint venture relationship between Distributor, and its Subdistributors and Sales Representatives, and Company.

20. JURISDICTION AND DISPUTES

         A. This Agreement shall be governed by the laws of British Virgin Islands,(BVI).

         B. All disputes hereunder shall be resolved in the applicable courts of BVI. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.



DISTRIBUTOR AGREEMENT                  7                          MARCH 14, 2000
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21. AGREEMENT BINDING ON SUCCESSORS

This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

22. WAIVER

No waiver by either party of any default shall be deemed as a waiver of any prior or subsequent default of the same or other provisions of this Agreement.

23. SEVERABILITY

If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

24. ASSIGNABILITY

The license granted hereunder is personal to Distributor and may not be assigned by any act of Distributor or by operation of law except with the consent of Company.

25. INTEGRATION

This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

Beijing Elawchina Network Technology Co., Ltd.


/s/ Roland Shi
Roland Shi
President
14 March, 2000


elawchina.com, Inc.


/s/ Roland Shi
Roland Shi
President
14 March, 2000



DISTRIBUTOR AGREEMENT                  8                          MARCH 14, 2000